UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GENESCO Inc.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

Marjorie L. Bowen

Margenett Moore-Roberts

Dawn H. Robertson

Hobart P. Sichel

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

Item 1: On May 24, 2021, Legion issued the following press release and public letter to shareholders of the Company:

Legion Partners Issues Letter to Genesco Shareholders Regarding the Need for Further Boardroom Change at the 2021 Annual Meeting

Calls on Genesco to Agree to the Utilization of a Universal Proxy Card, Which Would Allow Shareholders to Select the Best Mix of Directors on One Card at the Annual Meeting

Highlights that Legion Partners Tried to Reach a Settlement That Advanced Shareholders’ Long-Term Interests, but Genesco Refused to Part Ways with Certain Long-Tenured and Underqualified Directors

Views Genesco’s Partial Board Refresh as a Defensive, Flawed and Reactionary Entrenchment Maneuver

LOS ANGELES--BUSINESS WIRE--Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 5.9% of the outstanding common shares of Genesco, Inc. (NYSE: GCO) (“Genesco” or the “Company”), today issued the below open letter to its fellow shareholders. In addition, Legion Partners announced that it has modified its slate and will be seeking to elect four highly-qualified and independent candidates – Marjorie L. Bowen, Margenett Moore-Roberts, Dawn H. Robertson and Hobart P. Sichel – to Genesco’s nine-member Board of Directors (the “Board”) at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Learn more about Legion Partners’ case for change and nominees by visiting www.gcoforward.com.

***

Fellow Shareholders,

Legion Partners nominated seven director candidates for election to Genesco’s Board last month because we believe the Company has dramatically underperformed and persistently stagnated over the past decade. We explained in our first public letter that this lost decade is a consequence of maintaining an insular, stale and underqualified Board. The table below highlights just how awful Genesco’s returns have been for shareholders over the long-term. The Company’s shares have dramatically underperformed several pertinent peer groups and market indices, including its own hand-selected indices.

	TOTAL SHAREHOLDER RETURNS (INCLUDING DIVIDENDS)
	Pre-Pandemic to Present	1 Year	3 Year	5 Year	10 Year
Genesco Inc.	2%	151%	10%	(28%)	21%
Peer Group (1)	52%	205%	127%	243%	236%
ISS Peer Group (2)	47%	192%	61%	108%	82%
S&P 1500 Footwear Index (3)	34%	62%	100%	136%	499%
S&P 500	31%	50%	67%	122%	282%
Russell 2000 Index	37%	82%	54%	119%	206%

Genesco Relative Performance:
Peer Group[1]	(50%)	(54%)	(117%)	(271%)	(214%)
ISS Peer Group[2]	(46%)	(40%)	(51%)	(136%)	(61%)
S&P 1500 Footwear Index (3)[3]	(33%)	89%	(90%)	(164%)	(478%)
S&P 500	(29%)	101%	(57%)	(150%)	(260%)
Russell 2000 Index	(35%)	69%	(44%)	(147%)	(185%)

Source: Company filings, Capital IQ as of an unaffected date of 04/09/2021 (Pre-pandemic date of 12/31/2019)

Although Genesco recently initiated a partial refresh of the Board on the heels of our nomination, we contend that this incremental change is not enough to break the culture of entrenchment, self-interest and underperformance in the boardroom. This is why we are providing shareholders the opportunity to vote for further change by still running four highly-qualified, independent nominees at this year’s Annual Meeting. We are also calling on the Company to agree to the utilization of a universal proxy card.

In our view, an honest and objective assessment of the circumstances and facts surrounding Genesco’s partial refresh will reinforce that more meaningful boardroom change is sorely needed.

It is important to highlight that Legion Partners spent the past three weeks trying to avert a protracted election contest and reach a reasonable settlement with Genesco. As we have demonstrated during past negotiations with much larger companies such as Bed Bath & Beyond Inc. and Kohl's Corp., we are always willing to engage in good faith and explore compromises. We brought this same constructive mentality to discussions with Genesco before they were derailed.

Notably, we proposed multiple frameworks to Genesco that did not entail our nominees comprising a majority of a reconstituted Board. We even tried to align on a framework that entailed the Company adding just one of our nominees into the refresh process and having three stale directors depart over the next two shareholder meetings, provided that Lead Independent Director and Nominating and Governance Committee Chair Matthew C. Diamond stepped down by the 2022 Annual Meeting. Genesco ultimately rebuffed us and would not commit to parting ways with Mr. Diamond – who has been on the Board for 20 years – more than a year from now. We believe that this type of intransigence should lead shareholders to question the credibility and sincerity of the partial refresh.

1 Peer Group includes BOOT, DBI, FL, SCVL, CAL, DKS, HIBB, WWW, CROX, DECK, SHOO, SKX

2 ISS Peer Group includes ANF, GES, SCVL, BKE, CROX, HIBB, SHOO, ZUMZ, ANF, CAL, DBI, URBN, CHS, EXPR, PLCE, WWW

3 S&P 1500 Footwear Index includes CROX, DECK, NKE, SKX, SHOO, WWW

We also find the refresh problematic for other reasons. It appears that newly-appointed director Angel Martinez and interim Chief Financial Officer Thomas A. George worked together as c-level executives for several years at Deckers Outdoor Corporation. Appointing a new director with long-standing ties to a current senior executive forces us to question whether the incumbents want allies or independent thinkers in the boardroom. It also raises our suspicions that newly-appointed director Greg Sandfort is a prominent member of the greater Nashville area, where the Company’s headquarters are located and where the Board’s selections have historically been biased. In addition, we do not understand why Genesco – a stagnant conglomerate with an approximately $800 million market capitalization – is expanding the size of its Board for the second time in eight months without making any concrete commitment to shrink down from nine members in the near-term.

With this context in mind, we are now compelled to put all of our efforts into our campaign for further boardroom change. We call on the Board to finally set an Annual Meeting date. We also urge the Board to agree to the utilization of a universal proxy card to give shareholders the opportunity to assess all candidates and choose the best possible mix of directors for turning around Genesco. If the Company genuinely believes Mr. Diamond and the other incumbents are world-class directors, it should not object to providing shareholders the opportunity to select the best Board members from a universal proxy card.

We look forward to publishing our slate’s thoughtful analysis of Genesco in the coming weeks. While our four independent nominees would only represent a minority of the Board, they have insightful observations and strategic suggestions that can help unlock value. Our candidates also have a deep understanding of Genesco’s opportunities and the emerging shifts in the apparel, footwear and retail sectors. They would be strong advocates for all of the Company’s shareholders and stakeholders, including operating company employees and customers.

Sincerely,

Chris Kiper Managing Director Legion Partners Asset Management	Ted White Managing Director Legion Partners Asset Management

***

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, California. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and high-net-worth investors. Learn more at www.LegionPartners.com.

Certain Information Concerning the Participants

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Marjorie L. Bowen, Margenett Moore-Roberts, Dawn H. Robertson and Hobart P. Sichel.

As of the date hereof, Legion Partners I directly beneficially owns 841,197 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 47,383 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 100 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 100 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, none of Mses. Bowen, Moore-Roberts and Robertson or Mr. Sichel own beneficially or of record any securities of the Company.

Contacts

For Investors:

Kingsdale Advisors

Michael Fein / Lydia Mulyk, 646 651.1640

mfein@kingsdaleadvisors.com / lmulyk@kingsdaleadvisors.com

For Media:

Profile
Greg Marose / Bela Kirpalani, 347-343-2999

gmarose@profileadvisors.com / bkirpalani@profileadvisors.com

###

Item 2: Also on May 24, 2021, Legion uploaded the following materials to https://www.gcoforward.com:

The views expressed on this website represent the opinions of Legion Partners Holdings, LLC and the other participants in the solicitation (collectively, the "Participants"), which beneficially own shares of Genesco Inc. (the "Company") and are based on publicly available information with respect to the Company. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes. The Participants disclaim any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Participants currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Participants from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although the Participants believe the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the Participants.

This website may not be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants. Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Participants will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

This communication is not a solicitation of a proxy, which may be done only pursuant to a definitive proxy statement.

I have read and agree to the terms of this website.

I AGREE

GCOForward
Home | Nominees | Investor Resources | About Legion | Contact

Important Materials

Click on the file name below to view/download.

April 12, 2021	Legion Letter to GCO Shareholders
April 12, 2021	Press Release
April 20, 2021	Legion Partners Issues Letter to Genesco's Board Regarding its Decision to Delay the Company's 2021 Annual Meeting
May 24, 2021	GCO- Legion Release 5.24.21

Media Coverage

Click on the article name below to view.

April 12, 2021	Bloomberg - Activist Legion Seeks to Replace Majority of Genesco Board
April 12, 2021	Reuters - Activist investor Legion Partners nominates 7 directors to Genesco board

CNBC: Power Lunch: Activist Investor Legion Partners Nominates 7 Directors to Genesco Board

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Item 3: Also on May 24, 2021, Legion Partners Holdings posted a public letter to shareholders of the Company to https://legionpartners.com/articles: